    As filed with the Securities and Exchange Commission on December 2, 1996
                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                              POTLATCH CORPORATION
             (Exact name of registrant as specified in its charter)

        Delaware                                                 82-0156045
 (State or other juris-                                       (I.R.S. Employer
diction of incorporation)                                    Identification No.)

           One Maritime Plaza                                      94111
            San Francisco, CA                                    (Zip Code)
(Address of principal executive offices)

             Potlatch Corporation Savings Plan for Hourly Employees
                            (Full title of the plan)

                                Betty R. Fleshman
                                    Secretary
                              Potlatch Corporation
                               One Maritime Plaza
                             San Francisco, CA 94111
                     (Name and address of agent for service)

                                 (415) 576-8800
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
                                                   Proposed maximum    Proposed maximum       Amount of
Title of securities              Amount to be       offering price         aggregate        registration
to be registered                 registered(1)        per share(2)     offering price(2)        fee(2)
-------------------            ----------------    ----------------    -----------------    ------------
Common Stock,                  1,000,000 shares    $43.875             $43,875,000          $13,295.45
  par value $1.00 per share
---------------------------------------------------------------------------------------------------------

(1) The shares of Common Stock to be registered consist of shares to be acquired by the Trustee pursuant to the Plan for the benefit of participants or as matching contributions and shares deposited by Potlatch Corporation with the Trustee as matching contributions.

(2) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share and registration fee have been calculated on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on November 26, 1996.

      In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan.

                         ------------------------------

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                     PART I

ITEM 1.  PLAN INFORMATION.*


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.


                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by the Registrant or the Plan with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

             (a) The Registrant's Annual Report on Form 10-K (File No. 1-5313) for the year ended December 31, 1995.

             (b) The Registrant's Quarterly Reports on Form 10-Q (File No. 1-5313) for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

             (c) The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A, including any subsequent amendment or report filed for the purpose of updating such information (File No. 1-5313).

             (d) The Annual Reports on Form 11-K of the Potlatch Corporation Savings Plan for Hourly Employees of the Pulp and Paperboard and Consumer Products Divisions, Lewiston, Idaho, the Potlatch Corporation Savings Plan for Hourly Employees of the Northwest Paper Division, the Potlatch Corporation Savings Plan for Hourly Employees of the Wood Products Group and the Potlatch Corporation Savings Plan for Hourly Employees of the Pulp and Paperboard Arkansas Division, Cypress Bend Mill (the assets of all of which now constitute the assets of the Potlatch Corporation Savings Plan for Hourly Employees).

      All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents until a post-effective amendment of this Registration Statement is filed which indicates that all securities being offered hereby have been sold or which deregisters all securities then remaining unsold.


ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The legality of the securities offered hereby will be passed on for the Registrant by Ralph M. Davisson, Esq. Mr. Davisson is Vice President and General Counsel of the Registrant and at November 26, 1996 owned 29,498 shares of the Registrant's Common Stock, of which 21,650 shares may be acquired within 60 days pursuant to the exercise of options.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article Seventh of the Registrant's Restated Certificate of Incorporation provides for indemnification to the fullest extent permitted by the Delaware General Corporation Law. The Registrant also maintains insurance policies which insure its officers and directors against certain liabilities. The Registrant has also entered into agreements with its directors and certain of its officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.


ITEM 8.  EXHIBITS.

      See Index to Exhibits.


ITEM 9.  UNDERTAKINGS.

      (a)    The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

             (A) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (B) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (C) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT.

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 2nd day of December, 1996.

                                          POTLATCH CORPORATION



                                          By /s/ Betty R. Fleshman
                                             -----------------------------------
                                                       Betty R. Fleshman
                                                           Secretary




      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                             Title                        Date
              ---------                             -----                        ----
(i)      Principal Executive Officer:  Chairman of the Board and Chief     December 2, 1996
         *John M. Richards             Executive Officer

(ii)     Principal Operating Officer:  President and Chief Operating       December 2, 1996
         *L. Pendleton Siegel          Officer

(iii)    Principal Financial Officer:  Senior Vice President,              December 2, 1996
         *George E. Pfautsch           Finance and Chief Financial
                                       Officer

(iv)     Principal Accounting Officer: Controller                          December 2, 1996
         *Terry L. Carter

(v)      Directors:
         *Richard A. Clarke            Director                            December 2, 1996
         *Kenneth T. Derr              Director                            December 2, 1996
         *Allen F. Jacobson            Director                            December 2, 1996
         *George F. Jewett, Jr.        Director                            December 2, 1996
         *Richard B. Madden            Director                            December 2, 1996
         *Richard M. Morrow            Director                            December 2, 1996
         *Vivian W. Piasecki           Director                            December 2, 1996
         *Toni Rembe                   Director                            December 2, 1996
         *John M. Richards             Director                            December 2, 1996

              Signature                             Title                        Date
              ---------                             -----                        ----
         *Reuben F. Richards           Director                              December 2, 1996
         *Richard M. Rosenberg         Director                              December 2, 1996
         *Robert G. Schwartz           Director                              December 2, 1996
         *Charles R. Weaver            Director                              December 2, 1996
         *Frederick T. Weyerhaeuser    Director                              December 2, 1996
         *William T. Weyerhaeuser      Director                              December 2, 1996





* By /s/ Betty R. Fleshman
     ---------------------------------------------
                    Betty R. Fleshman
                     Attorney-in-Fact

THE PLAN.

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California, on December 2, 1996.

                                            POTLATCH CORPORATION
                                            SAVINGS PLAN FOR HOURLY EMPLOYEES

                                            By  POTLATCH CORPORATION



                                            By /s/ Betty R. Fleshman
                                               ---------------------------------
                                                        Betty R. Fleshman
                                                            Secretary

                                INDEX TO EXHIBITS


Exhibit Number
--------------
     5.1 Opinion of Ralph M. Davisson, Esq., Vice President and General Counsel of the Registrant regarding the legality of the securities being offered.


     5.2 Copy of Internal Revenue Service determination letter regarding qualification of the plan under section 401 of the Internal Revenue Code.


     23.1          Consent of Ralph M. Davisson, Esq. (included in Exhibit 5.1).


     23.2          Consent of KPMG Peat Marwick LLP.


     24.1 Powers of Attorney pursuant to which certain officers and directors of the Registrant signed this Registration Statement.